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                                                                  Exhibit 10.43

                          [IMPERIAL BANK LETTERHEAD]

January 12, 1996


Mr. Donald Kushner
The Kushner-Locke Company
11601 Wilshire Blvd, 21st floor
Los Angeles, CA 90025

     RE: EXISTING CREDIT FACILITY FOR THE KUSHNER-LOCKE COMPANY ("THE BORROWER"
         OR "THE COMPANY")

Dear Donald:

Imperial Bank ("Bank") has approved an extension of the Company's existing credit facility with Imperial Bank from its current maturity to December 31, 1996. The current facility is extended to the Company pursuant to the Third Amended and Restated Credit Agreement (the "Credit Agreement") among Kushner Locke Company and Imperial Bank (the "Bank"), dated as of February 9, 1990 and as amended and restated as of December 14, 1990, May 1, 1992, and August 31, 1993 as heretofore amended.

The existing secured revolving credit facility to the Company will be amended as set forth in the "Summary of Terms & Conditions of Revolving Credit Facility" to this commitment letter and incorporated herein by this reference.

Whether or not such amendment in form and substance acceptable to the Bank is agreed to and executed. Borrower shall be liable for and shall pay to Bank, immediately upon demand, all costs and expenses, including reasonable attorneys' fees, expended or incurred by Bank in connection with the negotiation and/or preparation of this letter, such amendment and any other documents required hereunder or thereunder.

The commitment to extend the maturity date as set forth herein (the "Commitment") is personal to the Borrower and may not be transferred or assigned without the prior written consent of the Bank. This letter or any portions hereof, may not be disclosed or exhibited to any person or entity without the prior written consent of Bank.


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Bank reserves the right to terminate Commitment at any time prior to receipt by Bank of a copy of this letter executed below by Borrower along with the payment required hereunder.

Your acknowledgment of this letter shall constitute acceptance of the terms and conditions contained herein. Unless accepted or terminated, this Commitment shall expire on January 12, 1996 at 5:00 p.m. If the amendment required by Bank, in its sole discretion as necessary to carry out the effects and purposes hereof, is not completed and effective for any reason by January 31, 1996 then this Commitment shall expire on said date.

By acceptance of this letter you acknowledge that it is issued at a time when Bank has not undertaken an updated business, credit and legal analysis of the Company. As a result of further investigation and analysis by us and our counsel, information which Bank is not aware of may be revealed and/or certain other impediments to closing may come to Bank's attention. While our mutual efforts will be directed towards the closing of this transaction, Bank may require that the transaction be restructured or otherwise modified. As the lender, Bank is the sole judge of what is an impediment and whether the impediment is so serious as to preclude closing.

Except as modified and extended in the attached "Summary of Terms & Conditions of Revolving Credit Facility", the Credit Agreement remains in full force and effect.

If you agree to these modifications, please execute the enclosed copy of this letter. Please return the executed copy to the Bank no later than 5 p.m. January 12, 1996 for the Commitment to become effective, along with a check for $150,000 for payment of 50% of the loan fee, and a check for $863,386 for payment of 50% of the amount due on the TIME WARRIOR loan to Kushner/IO International.

                                     Sincerely,
                                    Imperial Bank


          [Signature of Morgan Rector]           [Signature of Janice Zeitinger]
          Morgan Rector                          Janice Zeitinger
          Senior Vice President                  Vice President
          & Manager


Acknowledged and accepted January 12, 1996
The Kushner-Locke Company

By: [Signature of Donald Kushner]
    -----------------------------

Title: Co Chairman
       --------------------------

cc: Ken Libkin


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                       SUMMARY OF TERMS AND CONDITIONS
                       OF REVOLVING CREDIT FACILITY FOR
                          THE KUSHNER-LOCKE COMPANY


BORROWERS:       The Kushner-Locke Company and subsidiaries ("KLC"or "the
                 Company").

FACILITY:        Secured revolving credit facility.

COMMITMENT:      $15 million, to be reduced $417,000 per month beginning
                 5/31/96 so that the aggregate commitment will be reduced to $12.5 million by 10/31/96. Further reductions to $10 million will be made prior to 12/31/96 to the extent of excess available cashflow (such amounts to be negotiated).

FINAL MATURITY:  12/31/96

LOAN FEE:        2% of the amount of the commitment amount of the Facility, of which 50% is payable upon the execution of the Commitment
                 Letter and the balance at the soonest of 2/12/96 or upon execution of the documentation.

WARRANTS:        Borrower will provide Imperial Bank with warrants to
                 purchase 500,000 shares with Bank's standard provisions at a negotiated strike price no less than fair market value, exercisable within the next five years.

BORROWING BASE:  Total outstandings under the Facility will be limited to the amount eligible under a monthly Borrowing Base (to be detailed separately) computed in accordance with the following:

TIER 1: 85% of on and off balance sheet eligible account receivables for completed and delivered product which are due within 12 months plus 90% of those receivables which are backed by a letter of credit.
                 Cap of $15 million.

TIER 2: 70% of on and off balance sheet eligible account receivables for completed and delivered product which are due in more than 12 months but less than 24 months plus 90% of those receivables backed by a letter of credit.
                 Cap of $4 million.


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TIER 3:          85% of on and off balance sheet receivables for incomplete, bonded product plus 50% on those receivables for incomplete, unbonded TV product.
                 Cap of $6 million or 40% of total base.

TIER 4: 10% of net book value of library for completed and released product, less eliminations of collateral included in Tiers 1, 2, and 3, as well as any third party obligations.
                 Cap of $2.5 million.

CONDITIONS       1) Company will repay 50% of all amounts outstanding under
PRECEDENT        the Kushner/IO International loan for the TIME WARRIOR series
TO COMMITMENT    (50% of the aggregate of loan outstandings, plus $195,000 in
OF EXTENSION:    backend profit participation, plus $25,000 for the release of
                 Bank's participation in the future revenue streams) upon execution of the Commitment Letter, with the balance due at the 2/29/96 maturity of the TIME WARRIOR loan.

                 2) Company will pay 50% of the Loan Fee.

FINANCIAL        Existing financial covenants will be eliminated as of 9/30/95.
CONVENANTS:      The financial covenants below will be measured quarterly
                 beginning 12/31/95, with the exception of liquidity which will be measured monthly and submitted with the Borrowing Base certificate. The liquidity covenant will allow a cure period to be negotiated.

                 CONSOLIDATED CAPITAL BASE: KLC will maintain a minimum consolidated capital base (net worth plus subordinated debt) as outlined below. To the extent any item of product with a budget size $1.5 million or greater has not been released or aired within 12 months of completion, its book value will be deducted from net worth for the purpose of this calculation.
                 To the extent subordinated debt increases due to accreted interest, such accreted interest will be deducted for the purpose of this calculation. Capitalized issuance costs will also be deducted from subordinated debt for the purpose of this calculation.

                 12/31/95      3/31/96      6/30/96      9/30/96      12/31/96
                 --------      -------      -------      -------      --------
                 36,000,000    37,000,000   39,650,000   40,900,000   43,400,000

                 LIQUIDITY: KLC will maintain a minimum of cash and cash equivalents plus excess borrowing availability under the Facility of $2,000,000.


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                 MINIMUM NET INCOME: KLC will achieve a minimum net income as outlined below for the periods ending on the dates indicated:

                 12/31/95      3/31/96      6/30/96      9/30/96      12/31/96
                 --------      -------      -------      -------      --------
                 1,000,000     750,000      2,650,000    1,250,000    2,400,000


SINGLE OBLIGOR   Amounts due from a single obligor which represent amounts in
LIMIT:           excess of 15% of the total borrowing base will continue to be eliminated from the borrowing base. The existing exceptions to this limit will remain, in addition to eligible obligations from Taurusfilm of Beta Taurus in Germany, which will be capped at $3 million.

EVENTS OF        The existing events of default will remain in addition to
DEFAULT:         the following: Borrower shall fail to deliver to Bank by the later of 60 days after the execution of the Commitment Letter, or 3/31/96; i) satisfactory chain of title searches and copyright mortgage searches on such titles as may be requested by the Bank in its sole discretion, ii) executed documents satisfactory to Bank in connection with the warrants to be granted to the Bank, and iii) such other documents or information which the Bank deems reasonably necessary to complete its due diligence analysis as referred to in the Commitment Letter.


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                           [IMPERIAL BANK LETTERHEAD]





January 12, 1996




Mr. Donald Kushner
The Kushner-Locke Company
11601 Wilshire Blvd, 21st floor
Los Angeles, CA 90025


This letter will summarize our discussions regarding The Kushner-Locke Company ("the Company") and its current line of credit:

We have agreed to extend the existing line of credit to 12/31/96 with waivers of any current covenant violations, if any. Such extension and waivers are subject to executing final documentation, which documentation will include amendments and other financial changes. However, based on our knowledge of the Company we believe it is highly probable such documentation will be executed shortly.

We have amended the line of credit so that by 4/30/96 we begin the even reduction of the total commitment from $15,000,000 to $12,500,000 by 10/31/96, with further reductions to $10,000,000 prior to 12/31/96 to the extent of available cash flow (such amounts to be negotiated). Terms and conditions are set forth in the commitment letter provided to you.


                                       Sincerely,

                                     Imperial Bank



[Signature of Morgan Rector]                     [Signature of Janice Zeitinger]

     Morgan Rector                                      Janice Zeitinger
     Senior Vice President                              Vice President
     & Manager